UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2013

NORTH VALLEY BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-10652	94-2751350
(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA 96001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Shareholders of North Valley Bancorp (the “Company”) was held on May 30, 2013. Three matters were submitted to a vote of the shareholders through the solicitation of proxies and the results of the voting are set forth below:

Proposal 1.   The following nine persons were nominated and elected as Directors of the Company, to serve for terms of one year. The voting results were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Michael J. Cushman	5,477,204	75,637	687,897
Dante W. Ghidinelli	5,500,538	52,303	687,897
Kevin D. Hartwick	5,501,538	51,303	687,897
Patrick W. Kilkenny	4,989,030	563,811	687,897
Roger B. Kohlmeier	5,501,538	51,303	687,897
Timothy R. Magill	5,478,869	73,972	687,897
Martin A. Mariani	5,501,538	51,303	687,897
Dolores M. Vellutini	5,500,285	52,556	687,897
J.M. (Mike) Wells, Jr.	5,476,120	76,721	687,897

Proposal 2.   Advisory (non-binding) vote on the Company’s executive compensation (“Say On Pay”). The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

5,411,299	117,842	23,700	687,897

Proposal 3.   To ratify the appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for 2013. The proposal was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

6,180,563	40,979	19,196	-0-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: May 31, 2013	By:	/s/ Kevin R. Watson
Kevin R. Watson
Executive Vice President
Chief Financial Officer

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